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                                                                    EXHIBIT 99.1

               SUIZA
                  FOODS


MEDIA CONTACTS:   Lisabeth Weiner      INVESTORS CONTACT:    Cory M. Olson
                  212.906.1572                               VP and Treasurer
                  Twania Brewster                            214.303.3645
                  214.303.3436

FOR IMMEDIATE RELEASE
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                  SUIZA FOODS TO ACQUIRE SOUTHERN FOODS GROUP
                    TO FORM $6 BILLION DAIRY INDUSTRY LEADER

              SUIZA'S DAIRY INDUSTRY LEADERSHIP TO SPAN 46 STATES

         DALLAS, September 21, 1999 - Suiza Foods Corporation (NYSE:SZA) today announced the acquisition of Southern Foods Group, L.P. - whose well-known regional dairy brands include Meadow Gold(R), Borden(R) and Elsie(R) - forming a $6 billion dairy company with an unparalleled national processing, marketing and distribution presence.

         "The combination of Suiza Foods, the number one fluid milk processor, with Southern Foods, the number three processor, firmly establishes our leadership position," said Suiza Chairman and Chief Executive Officer Gregg Engles. "Our combined fluid milk processing and distribution will now reach into 46 states. Together with our long shelf life dairy operations at Morningstar we can provide our customers virtually any product in the dairy case nationwide."

         Suiza also said that with the closing of the transaction, Pete Schenkel, a 41-year-veteran of the dairy industry and president and CEO of Southern Foods, will become president of Suiza's domestic fluid milk operations. He will also become vice chairman of Suiza's Board of Directors.

         The transaction, which is expected to close at the end of this year, forms a new joint venture that will encompass all the domestic fluid milk processing activities of Suiza Foods and Southern Foods. Suiza will have 66.2 percent ownership of the joint venture, while the remaining 33.8 percent minority interest will be held by Dairy Farmers of America, Inc. (DFA). The joint venture will initially be known as the Suiza Fluid Dairy Group.

         Suiza's acquisition of Southern Foods is expected to be neutral to slightly accretive to earnings in the first year of operation. Annualized cost savings of about $10 million are expected during the first year primarily from purchasing and general and administrative expenses.


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         Suiza's Morningstar subsidiary, which manufactures and sells value added products such as coffee creamers, whipped toppings, and cultured dairy products, and its international businesses, which includes its Puerto Rico dairy and its European packaging operations, will continue to operate as wholly-owned subsidiaries of the company. Suiza also continues to hold a minority interest in Consolidated Container Company.

         The Boards of both companies have unanimously approved the transaction. The transaction is subject to customary closing conditions and obtaining approval of the U.S. Department of Justice. In addition, Suiza expects to obtain up to $2 billion of new financing to refinance existing debt of the companies, for future acquisitions and for general corporate purposes.

         "While we plan to continue our disciplined acquisition strategy, with this acquisition in place our focus in the U.S. will shift to further integrating our businesses so we can become the supplier of choice to all our customers - national, regional and local - and pursue economies of scale in procurement and product innovation," Engles added.

         Both Suiza and Southern Foods boast strong regional brands. Suiza's brands include Natural by Garelick Farms(R), Country Fresh(R), Lehigh Valley Farms(R), Tuscan(R), Louis Trauth Dairy(TM), Dairymens(R), Model Dairy(TM), Velda Farms(R), Pet(R), Flav-O-Rich(R), Broughton(R), West Lynn Creamery(R), Robinson(R), Suiza Dairy(R) and Adohr Farms(R). Southern Foods' brands include Meadow Gold(R), rights to Borden(R) and Elsie(R) in several states, Oak Farms(R), Schepps(R), Viva(R), Foremost(R), Mountain High(R), Barbe's(R) and Brown's Velvet Dairy(R). The companies also have complementary geographic locations, with Suiza concentrated in the Northeast, Southeast, Midwest and Mid-Atlantic, and Southern Foods in the West, South, Mountain States and Hawaii.

         "Our emphasis on customer service and providing a quality product through strong regional relationships and dairy case branding is a perfect match with the Suiza strategy," Schenkel said. "This transaction will accelerate our ability to serve our customers with the quality and value they expect and deserve across their operations.

         "Our two organizations have very similar cultures and operating philosophies. I look forward to joining the Suiza senior management team which has a reputation for achieving strong operating results," Schenkel added.

         With the addition of Pete Schenkel to the management team, Suiza's senior managers have combined industry experience of more than 200 years.


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         "Size, geographical reach, experience and, most important, understanding the customer are critical to our success. With this acquisition, we have firmly established our leadership in these areas," Engles said.

         Suiza also announced that its president and chief operating officer,
G. Irwin Gordon, has decided to leave the company to pursue other interests.

          "Irwin's organizational development skills and leadership have contributed significantly to Suiza's growth over the last two years and we are grateful for his contributions. He will be greatly missed," Engles said.

         Michael Hogan, Suiza's chief marketing officer, who previously reported to the president, will now report directly to the chairman.

         "This reporting change emphasizes my personal commitment and support for our brands and the importance that we place on marketing and innovation in our business," Engles said.

         Suiza Foods Corporation (www.suizafoods.com) is the nation's leading dairy processor and distributor, producing a full line of company-branded and customer-branded products such as fluid milk, ice cream and novelties, coffee creamers, half-and-half, whipping cream, sour cream, cottage cheese and yogurt. Suiza's dairy group also manufactures and distributes fruit juices and other flavored drinks, bottled water and coffee. Suiza's national brands are International Delight(R), Second Nature(R), Naturally Yours(R) and Mocha Mix(R), and its partner brand Lactaid(R).


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         The following statements made in this press release are "forward looking" and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995: statements relating to (1) projected combined annual sales, (2) when the proposed transaction is expected to close, (3) the expected impact of the proposed transaction on earnings per share, (4) expectations about Suiza's ability to successfully integrate the acquired business, (5) expected cost savings as a result of the proposed transaction,
(6) the combined entity's ability to become the supplier of choice to customers as a result of the proposed transaction, (7) the expected number of customers after the transaction, (8) the company's ability to profit from its branding initiatives, and (9) the company's ability to meet its financial goals. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release. For example, sales projections are based on a number of assumptions. Actual sales could be materially less than projected sales if those assumptions are erroneous. Sales can vary based on a variety of economic, governmental and competitive factors, all of which are identified in Suiza's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10Q for the second quarter of this year. Projections concerning the expected impact of the proposed transaction on earnings per share are also based on a number of assumptions, including sales and operating cost projections. The company has limited resources, and it may not be able to realize cost savings to the degree and within the timeframe that it is projecting if it cannot efficiently and effectively integrate the acquired business. The company's ability to retain existing customers, to become the supplier of choice for large national customers and otherwise to meet targeted financial results depends on a variety of economic, competitive and governmental factors, many of which are beyond the company's control and which are described in Suiza's securities filings, as well as the company's ability to effectively manage the combined business. The company's ability to profit from its branding initiatives will depend on customer acceptance of the company's products. Finally, the transaction may take longer, and cost more, to complete than the company is expecting as a result of delays or other problems in obtaining required governmental consents and acceptable financing. All forward looking statements in this press release speak only as of the date of this release. Suiza expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.